EXHIBIT 23.1


                            MAURICE M. MORTON, C.P.A.
                           Certified Public Accountant



                          INDEPENDENT AUDITOR'S CONSENT


Board of Directors
Wyoming Oil & Minerals, Inc.

I consent to the incorporation by reference in this Registration Statement or Amendment of Wyoming Oil & Minerals, Inc. on Form S-8 of my report dated May 23, 2003, included in the Form 10-KSB of Wyoming Oil & Minerals, Inc. for year ended February 28, 2003.




/S/ Maurice M. Morton
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Maurice M. Morton, CPA
Casper, Wyoming
May 4, 2004